EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports Second Quarter 2018 Results

London, August 1, 2018 – LivaNova PLC (NASDAQ:LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended June 30, 2018.

For the second quarter of 2018, worldwide sales from continuing operations were $287.5 million, an increase of 12.4 percent on a reported basis and an increase of 10.2 percent on a constant currency basis, as compared to the same quarter of the previous year. On an underlying basis, second quarter sales grew 8.7 percent1. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), second quarter 2018 diluted earnings per share from continuing operations were $0.40. Second quarter 2018 adjusted diluted earnings per share from continuing operations were $0.96.

"The second quarter results reflect the initial success of our growth strategy as we focus on our Cardiac Surgery and Neuromodulation portfolios. We saw an acceleration in our underlying sales growth and grew earnings while making significant investments in marketing, product development and clinical activities," said Damien McDonald, Chief Executive Officer of LivaNova. “Neuromodulation grew double digits behind strong demand for our newest VNS Therapy® System, SenTiva®, which launched in Europe in the second quarter. Cardiac Surgery continues to experience strong growth, driven by sales of our S5® heart-lung machine and our Perceval® sutureless aortic heart valve. Our differentiated pipeline continues to make progress and we feel confident in our growth outlook as we continue to deliver quality care to patients around the world."

1 Sales on an underlying basis refers to GAAP revenue from continuing operations, excluding: 1) acquisitions for the first 12 months post-transaction close 2) the impact of currency translation, and 3) one-time items expected to last no more than 12 months.

Second Quarter 2018 Results

Worldwide sales from continuing operations for the second quarter were $287.5 million, up 10.2 percent on a constant currency basis compared to the second quarter of 2017. The following table highlights worldwide sales for the second quarter of 2018 by business:

$ in millions	Three months ended June 30, 2018		% Change	Constant Currency % Change
Business / Product Line:	2018	2017
Cardiopulmonary	136.6	124.1	10.1%	7.2%
Heart Valves	33.8	34.4	(1.9%)	(5.1%)
Advanced Circulatory Support	6.0	—	N/A	N/A
Cardiac Surgery	176.5	158.6	11.3%	8.3%
Neuromodulation	110.7	97.0	14.1%	13.2%
Other	0.4	0.2	—%	—%
Total Net Sales	$287.5	$255.8	12.4%	10.2%

•	Note: Numbers may not add up precisely due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth. Constant currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiac Surgery
Cardiac Surgery sales, which include Cardiopulmonary products, Heart Valves and Advanced Circulatory Support, were $176.5 million, representing an 8.3 percent increase versus the second quarter of 2017.

Sales in Cardiopulmonary products were $136.6 million, representing a 7.2 percent increase versus the second quarter of 2017. Growth in heart-lung machines sales in both U.S. and Rest of World was the major contributor primarily due to customer upgrades from legacy S3® to current S5 machines.

Heart Valve sales for both tissue and mechanical heart valves, were $33.8 million, a decrease of 5.1 percent compared to the second quarter of 2017. Strong growth in demand for the Perceval sutureless aortic heart valve was more than offset by the expected termination of a contract manufacturing customer and by continued declines in mechanical and traditional tissue valves.

Advanced Circulatory Support sales, which represent our recently acquired TandemLife business, were $6.0 million in the quarter.

Neuromodulation
Neuromodulation sales were $110.7 million in the second quarter, representing a 13.2 percent increase versus the second quarter of 2017. The increase was driven by strong demand for SenTiva in the U.S. and Europe coupled with commercial expansion efforts in several international markets.

Financial Performance
On a U.S. GAAP basis, second quarter 2018 operating income from continuing operations was $21.6 million. Adjusted operating income from continuing operations for the second quarter of 2018 was $59.9 million, a decrease of 6.8 percent as compared to the second quarter of 2017. This was primarily due to increased investments in sales and marketing activities, product innovation and clinical trials to support sales growth and gross margin expansion, along with a negative impact from foreign currency.

Our adjusted effective tax rate in the quarter was 17.4 percent, an improvement from 24.0 percent in the second quarter of 2017, as a result of ongoing tax efforts and the recent changes in U.S. and U.K. tax laws.

On a U.S. GAAP basis, second quarter 2018 diluted earnings per share from continuing operations were $0.40. Second quarter 2018 adjusted diluted earnings per share from continuing operations were $0.96, an increase of 3.2 percent as compared to the second quarter of 2017.

2018 Guidance
LivaNova worldwide net sales for full-year 2018 are expected to grow between 6 and 8 percent on a constant currency basis. Full-year 2018 effective tax rate is expected to be in the range of 18 to 20 percent. Adjusted diluted earnings per share for 2018 are expected to be in the range of $3.50 to $3.70.

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Daylight Time) on Wednesday, Aug. 1, 2018 that will be accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. To listen to the conference call live by telephone, dial (866) 393-4306 (if dialing from within the U.S.) or (734) 385-2616 (if dialing from outside the U.S.). The conference ID is 5184037.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London, LivaNova has a presence in more than 100 countries worldwide. The Company currently employs approximately 4,000 employees. LivaNova operates as two businesses: Cardiac Surgery and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.A.), respectively.
For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
The Company also believes adjusted financial measures such as adjusted diluted earnings per share, adjusted operating income and adjusted tax rate are meaningful and allow investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for items that are not related to the ongoing operations of the Company.
Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2018, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, serving the needs of our customers and patients, and delivering strong value to our shareholders. Important factors that may cause actual results to differ include, but are not limited to: (i) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (ii) organizational and governance structure; (iii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iv) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (v) the ability to hire and retain key personnel; (vi) the ability to attract new customers and retain existing customers in the manner anticipated; (vii) changes in legislation or governmental regulations affecting LivaNova; (viii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (ix) conditions in the credit markets; (x) business and other financial risks inherent to the industries in which LivaNova operates; (xi) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings;

(xii) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xiii) and the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Matthew Dodds Senior Vice President, Corporate Development Phone: +44 (0) 20 3325 0666 e-mail: Corporate.Communications@LivaNova.com

LIVANOVA PLC
QUARTERLY SALES
(U.S. dollars in millions)

	Three Months Ended June 30,

	2018	2017	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Cardiopulmonary
US	$42.1	$39.7	6.1%	6.1%
Europe	35.9	34.0	5.8%	(1.2%)
Rest of world	58.6	50.5	16.1%	13.7%
Total	136.6	124.1	10.1%	7.2%

Heart Valves
US	6.1	6.2	(0.9%)	(0.9%)
Europe	11.9	10.7	11.0%	3.4%
Rest of world	15.8	17.6	(10.0%)	(11.7%)
Total	33.8	34.4	(1.9%)	(5.1%)

Advanced Circulatory Support
US	5.5	—	N/A	N/A
Europe	0.4	—	N/A	N/A
Rest of world	0.2	—	N/A	N/A
Total	6.0	—	N/A	N/A

Cardiac Surgery
US	53.8	45.9	17.0%	17.1%
Europe	48.1	44.6	7.8%	0.7%
Rest of world	74.6	68.0	9.6%	7.4%
Total	176.5	158.6	11.3%	8.3%

Neuromodulation
US	89.4	81.4	9.8%	9.8%
Europe	11.9	9.5	25.5%	17.8%
Rest of world	9.3	6.1	52.8%	51.0%
Total	110.7	97.0	14.1%	13.2%

Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of world	0.4	0.2	N/A	N/A
Total	0.4	0.2	N/A	N/A

Totals
US	143.1	127.3	12.4%	12.4%
Europe	60.1	54.2	10.9%	3.7%
Rest of world	84.3	74.4	13.3%	11.1%
Total	$287.5	$255.8	12.4%	10.2%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.
(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

LIVANOVA PLC
SIX MONTH SALES
(U.S. dollars in millions)

	Six Months Ended June 30,

	2018	2017	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Cardiopulmonary
US	$80.6	$71.9	12.1%	12.1%
Europe	72.8	64.6	12.7%	1.7%
Rest of World	108.4	95.0	14.1%	9.4%
Total	261.8	231.4	13.1%	8.1%

Heart Valves
US	12.7	12.3	3.3%	3.3%
Europe	24.0	21.0	14.0%	2.6%
Rest of World	28.2	33.0	(14.7%)	(17.4%)
Total	64.8	66.3	(2.3%)	(7.2%)

Advanced Circulatory Support
US	5.5	—	N/A	N/A
Europe	0.4	—	N/A	N/A
Rest of world	0.2	—	N/A	N/A
Total	6.0	—	N/A	N/A

Cardiac Surgery
US	98.7	84.2	17.3%	17.3%
Europe	97.1	85.6	13.5%	2.3%
Rest of World	136.8	128.0	6.8%	2.7%
Total	332.6	297.8	11.7%	6.7%

Neuromodulation
US	167.4	155.1	7.9%	7.9%
Europe	22.2	17.4	27.5%	16.3%
Rest of World	14.9	11.7	27.5%	26.0%
Total	204.5	184.2	11.0%	9.9%

Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	0.8	0.7	N/A	N/A
Total	0.8	0.7	N/A	N/A

Total
US	266.1	239.2	11.2%	11.2%
Europe	119.4	103.0	15.8%	4.7%
Rest of World	152.4	140.4	8.6%	4.6%
Total	$537.9	$482.7	11.4%	7.9%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.
(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended June 30,
	2018	2017	% Change (1)

Net sales	$287.5	$255.8
Cost of sales	92.0	84.0
Product remediation	1.5	1.7
Gross profit	194.0	170.1	14.1%

Operating expenses:
Selling, general and administrative	123.4	94.3
Research and development	34.2	33.8
Merger and integration expenses	4.4	3.5
Restructuring expenses	0.5	2.6
Amortization of intangibles	9.8	8.1
Total operating expenses	172.4	142.3	21.2%

Operating income from continuing operations	21.6	27.8	(22.3%)

Interest expense, net	(2.8)	(1.3)
Gain on acquisition	—	39.4
Foreign exchange and other losses	(0.1)	(2.8)
Income from continuing operations before tax	18.8	63.0	(70.2%)

Income tax (benefit) expense	(1.0)	3.3
Losses from equity method investments	(0.3)	(14.1)
Net income from continuing operations	19.5	45.7	(57.3%)

Net (loss) income from discontinued operations	(4.5)	1.8	—

Net income	$15.1	$47.5	(68.2%)

Basic income (loss) per common share:
Continuing operations	$0.40	$0.95
Discontinued operations	($0.09)	$0.04
	$0.31	$0.99

Diluted income (loss) per common share:
Continuing operations	$0.40	$0.95
Discontinued operations	($0.09)	$0.03
	$0.31	$0.98

Weighted average common shares outstanding
Basic	48.5	48.1
Diluted	49.3	48.3

Adjusted gross profit (1)	$196.5	$173.0	13.6%
Adjusted SG&A (1)	104.1	86.0	21.0%
Adjusted R&D (1)	32.5	22.7	43.2%
Adjusted operating income from continuing operations (1)	59.9	64.3	(6.8%)
Adjusted income from continuing operations, net of tax (1)	47.5	44.8	6.0%
Adjusted diluted earnings per share from continuing operations (1)	$0.96	$0.93	3.2%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended June 30,		Adjusted (1) Three Months Ended June 30,
	2018	2017	2018	2017
Gross profit	67.5%	66.5%	68.3%	67.6%
SG&A	42.9%	36.8%	36.2%	33.6%
R&D	11.9%	13.2%	11.3%	8.9%
Operating income from continuing operations	7.5%	10.9%	20.8%	25.1%
Income from continuing operations, net of tax	6.8%	17.9%	16.5%	17.5%
Income tax rate	(5.5%)	5.2%	17.4%	24.0%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.
*	Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Six Months Ended June 30,
	2018	2017	% Change(1)

Net sales	$537.9	$482.7
Cost of sales	176.6	164.0
Product remediation	5.3	0.9
Gross profit	356.0	317.7	12.1%

Operating expenses:
Selling, general and administrative	227.6	181.6
Research and development	66.0	54.2
Merger and integration expenses	7.4	5.7
Restructuring expenses	2.4	12.6
Amortization of intangibles	18.6	16.1
Total operating expenses	321.9	270.2	19.1%

Operating income from continuing operations	34.1	47.5	(28.2%)

Interest expense, net	(4.4)	(3.4)
Gain on acquisitions	11.5	39.4
Foreign exchange and other (losses) gains	(0.3)	0.3
Income from continuing operations before tax	40.8	83.9	(51.4%)

Income tax expense	2.9	8.9
Losses from equity method investments	(0.6)	(16.1)
Net income from continuing operations	37.4	58.9	(36.5%)

Net loss from discontinued operations	(9.0)	(0.1)	—

Net income	$28.3	$58.8	(51.9%)

Basic income (loss) per common share:
Continuing operations	$0.77	$1.22
Discontinued operations	($0.18)	$—
	$0.59	$1.22

Diluted income (loss) per common share:
Continuing operations	$0.76	$1.22
Discontinued operations	($0.18)	$—
	$0.58	$1.22

Weighted average common shares outstanding
Basic	48.4	48.1
Diluted	49.3	48.2

Adjusted gross profit (1)	$363.9	$321.0	13.4%
Adjusted SG&A (1)	200.9	167.9	19.7%
Adjusted R&D (1)	61.6	42.9	43.6%
Adjusted operating income from continuing operations (1)	101.4	110.2	(8.0%)
Adjusted income from continuing operations, net of tax (1)	81.1	77.2	5.1%
Adjusted diluted earnings per share from continuing operations (1)	$1.65	$1.60	3.1%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Six Months Ended June 30,		Adjusted (1) Six Months Ended June 30,
	2018	2017	2018	2017
Gross profit	66.2%	65.8%	67.7%	66.5%
SG&A	42.3%	37.6%	37.4%	34.8%
R&D	12.3%	11.2%	11.5%	8.9%
Operating income from continuing operations	6.3%	9.8%	18.8%	22.8%
Income from continuing operations, net of tax	6.9%	12.2%	15.1%	16.0%
Income tax rate	7.0%	10.6%	16.7%	23.8%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended June 30, 2018	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	CRM Disposal Costs (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Net sales	$287.5											$287.5
Cost of sales	92.0			(4.9)		(0.1)		4.2	(0.2)			91.0
Product remediation	1.5				(1.5)							—
Gross profit	194.0			4.9	1.5	0.1		(4.2)	0.2			196.5
Operating expenses:
Selling, general and administrative	123.4			(0.1)		(3.4)	(1.2)	(8.6)	(6.0)			104.1
Research and development	34.2			(0.1)		(2.4)		2.1	(1.3)			32.5
Merger and integration expenses	4.4	(4.4)										—
Restructuring expenses	0.5		(0.5)									—
Amortization of intangibles	9.8			(9.8)								—
Total operating expenses	172.4	(4.4)	(0.5)	(10.0)		(5.8)	(1.2)	(6.5)	(7.3)			136.6
Operating income from continuing operations	21.6	4.4	0.5	14.9	1.5	5.9	1.2	2.3	7.5			59.9
Interest income	0.2											0.2
Interest expense	(3.0)										0.8	(2.2)
Foreign exchange and other losses	(0.1)											(0.1)
Income from continuing operations before tax	18.8	4.4	0.5	14.9	1.5	5.9	1.2	2.3	7.5		0.8	57.8
Income tax (benefit) expense	(1.0)	1.1	0.1	3.3	0.4	1.4	0.4	2.6	1.5	0.4	0.2	10.1
Losses from equity method investments	(0.3)											(0.3)
Net income from continuing operations	$19.5	$3.3	$0.4	$11.6	$1.2	$4.5	$0.9	($0.2)	$6.0	($0.4)	$0.6	$47.5
Diluted EPS - Continuing Operations	$0.40	$0.07	$0.01	$0.24	$0.02	$0.09	$0.02	$0.00	$0.12	($0.01)	$0.01	$0.96
GAAP results for the three months ended June 30, 2018 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Corporate costs incurred to divest of the CRM business not attributable to discontinued operations
(G)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended June 30, 2017	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Impairment (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Net sales	$255.8											$255.8
Cost of sales	84.0			(0.9)		(0.2)			(0.1)			82.8
Product remediation	1.7				(1.7)							—
Gross profit	170.1			0.9	1.7	0.2			0.1			173.0
Operating expenses:
Selling, general and administrative	94.3			(0.2)				(3.9)	(4.1)			86.0
Research and development	33.8					(10.9)			(0.3)			22.7
Merger and integration expenses	3.5	(2.5)				(1.0)						—
Restructuring expenses	2.6		(2.6)									—
Amortization of intangibles	8.1			(8.1)								—
Total operating expenses	142.3	(2.5)	(2.6)	(8.4)		(11.8)		(3.9)	(4.4)			108.7
Operating income from continuing operations	27.8	2.5	2.6	9.3	1.7	12.1		3.9	4.5			64.3
Interest income	0.3											0.3
Interest expense	(1.6)										0.2	(1.4)
Gain on acquisition of Caisson Interventional, LLC	39.4					(39.4)						—
Foreign exchange and other losses	(2.8)											(2.8)
Income from continuing operations before tax	63.0	2.5	2.6	9.3	1.7	(27.4)		3.9	4.5		0.2	60.4
Income tax expense	3.3	0.6	0.9	2.7	0.5	2.7		1.2	0.9	1.1	0.6	14.5
Losses from equity method investments	(14.1)						13.0					(1.1)
Net income from continuing operations	$45.7	$2.0	$1.7	$6.7	$1.2	($30.1)	$13.0	$2.7	$3.6	($1.1)	($0.4)	$44.8
Diluted EPS - Continuing Operations	$0.95	$0.04	$0.04	$0.14	$0.02	($0.62)	$0.27	$0.06	$0.07	($0.03)	($0.01)	$0.93
GAAP results for the three months ended June 30, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Caisson-related acquisition costs and gain on acquisition
(F)	Impairment of an equity-method investment, Highlife
(G)	Contingent consideration related to acquisitions, legal expenses primarily related to 3T Heater-Cooler defense and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)
		Specified Items
Six Months Ended June 30, 2018	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	CRM Disposal Costs (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Net sales	$537.9											$537.9
Cost of sales	176.6			(5.7)		(0.1)		3.6	(0.5)			174.0
Product remediation	5.3				(5.3)							—
Gross profit	356.0			5.7	5.3	0.1		(3.6)	0.5			363.9
Operating expenses:
Selling, general and administrative	227.6			(0.3)		(3.8)	(1.9)	(11.4)	(9.3)			200.9
Research and development	66.0			(0.1)		(3.7)		1.9	(2.4)			61.6
Merger and integration expenses	7.4	(7.4)										—
Restructuring expenses	2.4		(2.4)									—
Amortization of intangibles	18.6			(18.6)								—
Total operating expenses	321.9	(7.4)	(2.4)	(19.1)		(7.5)	(1.9)	(9.5)	(11.7)			262.5
Operating income from continuing operations	34.1	7.4	2.4	24.7	5.3	7.6	1.9	6.0	12.2			101.4
Interest income	0.7											0.7
Interest expense	(5.1)										1.5	(3.6)
Gain on acquisition of ImThera Medical, Inc.	11.5					(11.5)						—
Foreign exchange and other losses	(0.3)											(0.3)
Income from continuing operations before tax	40.8	7.4	2.4	24.7	5.3	(3.9)	1.9	6.0	12.2		1.5	98.1
Income tax expense	2.9	1.7	0.5	5.7	1.2	1.8	0.6	3.4	2.6	(4.4)	0.4	16.4
Losses from equity method investments	(0.6)											(0.6)
Net income from continuing operations	$37.4	$5.7	$1.9	$19.0	$4.0	($5.7)	$1.2	$2.5	$9.5	$4.4	$1.1	$81.1
Diluted EPS - Continuing Operations	$0.76	$0.12	$0.04	$0.39	$0.08	($0.12)	$0.03	$0.05	$0.19	$0.09	$0.02	$1.65
GAAP results for the six months ended June 30, 2018 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Corporate costs incurred to divest of the CRM business not attributable to discontinued operations
(G)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily related to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)
		Specified Items
Six Months Ended June 30, 2017	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Impairment (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Net sales	$482.7											$482.7
Cost of sales	164.0			(2.0)		(0.2)			(0.1)			161.6
Product remediation	0.9				(0.9)							—
Gross profit	317.7			2.0	0.9	0.2			0.1			321.0
Operating expenses:
Selling, general and administrative	181.6			(0.5)				(5.4)	(7.7)			167.9
Research and development	54.2			(0.1)		(10.9)			(0.4)			42.9
Merger and integration expenses	5.7	(4.7)				(1.0)						—
Restructuring expenses	12.6		(12.6)									—
Amortization of intangibles	16.1			(16.1)								—
Total operating expenses	270.2	(4.7)	(12.6)	(16.6)		(11.8)		(5.4)	(8.2)			210.8
Operating income from continuing operations	47.5	4.7	12.6	18.7	0.9	12.1		5.4	8.2			110.2
Interest income	0.5											0.5
Interest expense	(3.9)										1.3	(2.6)
Gain on acquisition of Caisson Interventional, LLC	39.4					(39.4)						—
Foreign exchange and other gains (losses)	0.3							(3.2)				(2.9)
Income from continuing operations before tax	83.9	4.7	12.6	18.7	0.9	(27.4)		2.2	8.2		1.3	105.2
Income tax expense	8.9	1.1	2.2	7.5	0.3	2.7		1.8	1.5	(1.5)	0.6	25.1
Losses from equity method investments	(16.1)			0.1			13.0					(3.0)
Net income from continuing operations	$58.9	$3.6	$10.4	$11.3	$0.7	($30.1)	$13.0	$0.5	$6.7	$1.5	$0.7	$77.2
Diluted EPS - Continuing Operations	$1.22	$0.07	$0.22	$0.23	$0.01	($0.62)	$0.27	$0.01	$0.14	$0.03	$0.01	$1.60
GAAP results for the six months ended June 30, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Caisson-related acquisition costs and gain on acquisition
(F)	Impairment of an equity-method investment, Highlife
(G)	Contingent consideration related to acquisitions, legal expenses primarily related to 3T Heater-Cooler defense, gain on sale of Instituto Europeo di Oncologia S.R.L. and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$47.4	$93.6
Accounts receivable, net	261.9	282.1
Inventories	157.8	144.5
Prepaid and refundable taxes	51.9	46.3
Assets held for sale	—	13.6
Assets of discontinued operations	—	250.7
Prepaid expenses and other current assets	35.6	39.0
Total Current Assets	554.7	869.9
Property, plant and equipment, net	186.2	192.4
Goodwill	965.7	784.2
Intangible assets, net	798.4	535.4
Investments	21.1	34.5
Deferred tax assets, net	65.5	11.6
Other assets	5.5	76.0
Total Assets	$2,597.1	$2,503.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$110.6	$84.0
Accounts payable	86.9	85.9
Accrued liabilities and other	86.2	78.9
Taxes payable	23.1	12.8
Accrued employee compensation and related benefits	61.3	66.2
Liabilities of discontinued operations	—	78.1
Total Current Liabilities	368.0	406.0
Long-term debt obligations	50.4	62.0
Contingent consideration	178.4	34.0
Deferred income taxes liability	154.4	123.3
Long-term employee compensation and related benefits	29.3	28.2
Other long-term liabilities	33.5	35.1
Total Liabilities	814.1	688.6
Total Stockholders’ Equity	1,783.0	1,815.3
Total Liabilities and Stockholders’ Equity	$2,597.1	$2,503.9

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW - UNAUDITED
(U.S. dollars in millions)
	Six Months Ended June 30,
Operating Activities:	2018	2017
Net income	$28.3	$58.8
Non-cash items included in net income:
Depreciation	16.6	18.0
Amortization	18.6	23.1
Stock-based compensation	14.2	8.6
Deferred income tax benefit	(9.9)	(19.8)
Losses from equity method investments	1.8	18.5
Gain on acquisitions	(11.5)	(39.4)
Impairment of property, plant and equipment	0.5	4.6
Amortization of income taxes payable on inter-company transfers of property	5.2	17.8
Remeasurement of contingent consideration to fair value	(5.5)	0.2
Other	(0.9)	1.7
Changes in operating assets and liabilities:
Accounts receivable, net	21.8	(15.9)
Inventories	(11.3)	(6.9)
Other current and non-current assets	(15.8)	(13.9)
Accounts payable and accrued current and non-current liabilities	(3.9)	(12.4)
Restructuring reserve	0.3	(11.1)
Net cash provided by operating activities	48.5	31.6

Investing Activities:
Acquisitions, net of cash acquired	(279.9)	(14.2)
Purchases of property, plant and equipment and other	(13.2)	(14.9)
Proceeds from the sale of CRM business franchise	186.7	—
Proceeds from sale of cost-method investment	—	3.2
Loans to equity method investees	—	(6.8)
Proceeds from asset sales	13.2	5.2
Other	—	(0.1)
Net cash used in investing activities	(93.2)	(27.7)

Financing Activities:
Change in short-term borrowing, net	(18.0)	(12.8)
Proceeds from short-term borrowing (maturities greater than 90 days)	240.0	20.0
Repayment of short-term borrowing (maturities greater than 90 days)	(190.0)	—
Repayment of long-term debt obligations	(12.2)	(11.3)
Proceeds from exercise of stock options	2.7	2.4
Payment of deferred consideration - acquisition of Caisson Interventional, LLC	(14.1)	—
Shares repurchased from employees for minimum tax withholding	(7.1)	(1.6)
Other	(0.4)	(0.1)
Net cash provided by (used in) financing activities	0.9	(3.4)

Effect of exchange rate changes on cash and cash equivalents	(2.5)	2.4
Net (decrease) increase in cash and cash equivalents	(46.2)	2.9

Cash and cash equivalents at beginning of period	93.6	39.8
Cash and cash equivalents at end of period	$47.4	$42.7

* Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
Three Months Ended June 30, 2018	GAAP Financial Measure	Impact of Foreign Currency Fluctuations	Acquisitions	Termination of Contract Manufacturing Agreement	Adjusted Financial Measure Underlying Sales Growth
Sales growth percent	12.4%	(2.2%)	(2.3%)	0.8%	8.7%